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                                                                    EXHIBIT 12.6

                         Taconic Technology Corporation
                         ------------------------------
                      Computation of Ratio of Earnings to
                      -----------------------------------
                                 Fixed Charges
                                 -------------
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
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                                                              Year Ended December 31,     Three Months Ended March 31,
                                                        1995     1996     1997     1998        1997      1998
                                                       ------   ------   ------   ------      ------    ------

Earnings [Income (loss) before tax] (A)                   119      107      188      243         163        72
                                                       ------   ------   ------   ------      ------    ------

Rent expense (B)                                           96      118      129      253          50        72
                                                       ------   ------   ------   ------      ------    ------

Fixed Charges
-------------
Interest expense, net                                     129      102       79       17          44         -
Amortization of discount & deferred financing costs**
1/3 rent expense (=B/3)                                    32       39       43       84          17        24
                                                       ------   ------   ------   ------      ------    ------
Total (C)                                                 161      141      122      101          61        24
                                                       ======   ======   ======   ======      ======    ======

Earnings to fixed charges (= (A + C) / C)                1.74     1.76     2.54     3.40        3.69      4.00
                                                       ------   ------   ------   ------      ------    ------
Amount of the deficiency of earnings to fixed charges                                            N/A       N/A
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